Exhibit 99.2

Kensington Capital Acquisition Corp. VI

Announces Closing of $230,000,000 Initial Public Offering

Westbury, NY, March 5, 2026 — Kensington Capital Acquisition Corp. VI (the “Company”) today announced that it has closed its initial public offering of 23,000,000 units, including 3,000,000 units issued pursuant to the full exercise of the underwriters’ over-allotment option, at a price of $10.00 per unit. The Company is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. Although the Company may pursue an initial business combination in any business, industry or geographic location, it currently intends to focus on opportunities that capitalize on the expertise and ability of its management team, particularly its executive officers, to identify, acquire and operate a business in the global automotive and automotive-related sector, as well as other high-growth sectors, including defense, energy and artificial intelligence. The Company is led by Chairman and Chief Executive Officer, Justin Mirro, Vice Chairman and President, Dieter Zetsche, Chief Operating Officer, Robert Remenar, Chief Technology Officer, Simon Boag and Chief Financial Officer, Daniel Huber. The Company’s independent directors include William Kassling, Anders Pettersson, Mitchell Quain, Donald Runkle and Matthew Simoncini.

The units are listed on the New York Stock Exchange and began trading under the ticker symbol “KCAC.U” on March 4, 2026. Each unit consists of one Class A ordinary share, one-quarter of one Class 1 redeemable warrant and three-quarters of one Class 2 redeemable warrant. Each whole warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment. The Class 1 redeemable warrants and new units (each of which consists of one Class A ordinary share and three-quarters of one Class 2 redeemable warrant) have been approved for listing under the symbols “KCAC.W” and “KCA.U,” respectively, once the Class 1 redeemable warrants begin separate trading.

Cohen & Company Capital Markets, a division of Cohen & Company Securities, LLC acted as the lead book-running manager for the offering and Drexel Hamilton, LLC acted as co-manager.

The offering is being made only by means of a prospectus. When available, copies of the prospectus may be obtained from Cohen & Company Capital Markets, a division of Cohen & Company Securities, LLC, 3 Columbus Circle, 24th Floor, New York, NY 10019, Attention: Prospectus Department, or by email at: capitalmarkets@cohencm.com.

A registration statement relating to the securities became effective on March 3, 2026 in accordance with the Securities Act of 1933, as amended. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the anticipated use of the net proceeds from the initial public offering. No assurance can be given that the offering discussed above will be completed on the terms or timeline described, or at all, or that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statements and preliminary prospectus for the Company’s offering filed with the Securities and Exchange Commission (“SEC”). Copies of these documents are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact:

Daniel Huber

Chief Financial Officer

dan@kensington-cap.com

(703) 674-6514

SOURCE Kensington Capital Acquisition Corp. VI

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